UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

PATIENT INFOSYSTEMS, INC.
(Exact name of the Registrant as specified in its charter)

Delaware	0-22319	16-1476509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

46 Prince Street Rochester, New York 14607
(Address of principal executive offices and Zip Code)

the Registrant’s telephone number, including area code: (585) 242-7200

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

267252 v5/RE

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to an Agreement and Plan of Merger dated September 19, 2005, as amended on November 22, 2005 and December 23, 2005 (as so amended, the “Merger Agreement”) by and among Patient Infosystems, Inc. (the “Registrant”), PATY Acquisition Corp., a wholly-owned subsidiary of the Registrant (“Merger Sub”) and CCS Consolidated, Inc. (“CCS Consolidated”), Merger Sub merged with and into CCS (the “Merger”) and CCS Consolidated became a wholly-owned subsidiary of the Registrant. The Merger closed and became effective on January 25, 2006.

As conditions to the closing of the Merger, the Registrant entered into employment agreements with Chris Paterson, CCS Consolidated’s president and chief executive officer, Glen Spence, CCS Consolidated’s executive vice president and chief financial officer, Roger Chaufournier, the Registrant’s former chairman and chief executive officer, and Christine St. Andre, the Registrant’s former president and chief operating officer, regarding their continued service to the Registrant following the completion of the Merger. The Registrant also entered into an employment agreement with Kent Tapper regarding his continued service to the Registrant following the completion of the Merger. Each of these agreements became effective upon the closing of the Merger. The material terms of these agreements are described below.

Chris Paterson

Under the terms of Dr. Paterson’s employment agreement, he is to be employed in the capacity of president and chief executive officer of the Registrant following the completion of the Merger. His employment agreement has an initial one year term, which automatically renews for additional one-year periods unless earlier terminated by the Registrant or Dr. Paterson. Dr. Paterson’s base salary under the employment agreement is $250,000 per year, and Dr. Paterson is eligible for a discretionary calendar year bonus in an amount up to 50% of his base salary, subject to his achievement of mutually agreed upon performance goals. In addition, Dr. Paterson is eligible for any other bonus payments as may be awarded by the Registrant’s board of directors. Dr. Paterson’s options to purchase shares of CCS Consolidated common stock were assumed by the Registrant at the closing of the Merger, and the vesting of such options was partially accelerated so that one quarter of the shares underlying the options were vested as of the closing of the Merger, with the remainder vesting in 36 equal monthly installments over the next three years. Dr. Paterson is also eligible to receive options to purchase shares of the Registrant’s common stock under the Registrant’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Registrant’s board of directors.

In the event that Dr. Paterson’s employment is terminated by the Registrant “without cause” or by Dr. Paterson for “good reason” (each as defined in his employment agreement), subject to Dr. Paterson’s entering into and not revoking a separation agreement and release in a form acceptable to the Registrant, Dr. Paterson will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of twelve months; (ii) a pro rated portion of any annual bonus that he would have received had he remained employed through the calendar year for which the bonus is calculated; and (iii) if he timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that the Registrant was paying prior to the date of termination for as long as he is receiving severance payments under the employment agreement (or until he is eligible for health care coverage under another employer’s plan, whichever period is shorter).

Glen Spence

Under the terms of Mr. Spence’s employment agreement, he is to be employed in the capacity of chief financial officer of the Registrant following the completion of the Merger. His employment agreement has an initial one year term, which automatically renews for additional one-year periods unless earlier terminated by the Registrant or Mr. Spence. Mr. Spence’s base salary under the employment agreement is $215,000 per year, and Mr. Spence is eligible for a discretionary calendar year bonus in an amount up to 20% of his base salary, subject to his achievement of mutually agreed upon performance goals. In addition, Mr. Spence is eligible for any other bonus payments as may be awarded by the Registrant’s board of directors. Certain of Mr. Spence’s options to purchase shares of CCS Consolidated common stock were assumed by the Registrant at the closing of the Merger, and the vesting of such options was partially accelerated so that one quarter of the shares underlying the options were vested as of the closing of the Merger, with the remainder vesting in 36 equal monthly installments over the next three years. Mr. Spence is also eligible to receive options to purchase shares of the Registrant’s common stock under the Registrant’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Registrant’s board of directors.

In the event that Mr. Spence’s employment is terminated by the Registrant “without cause” or by Mr. Spence for “good reason” (each as defined in his employment agreement), subject to Mr. Spence’s entering into and not revoking a separation

267252 v5/RE

agreement and release in a form acceptable to the Registrant, Mr. Spence will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of six months; (ii) a pro rated portion of any annual bonus that he would have received had he remained employed through the calendar year for which the bonus is calculated; and (iii) if he timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that the Registrant was paying prior to the date of termination for as long as he is receiving severance payments under the employment agreement (or until he is eligible for health care coverage under another employer’s plan, whichever period is shorter).

Roger Chaufournier

Under the terms of Mr. Chaufournier’s employment agreement, he is to be employed in the capacity of President of the Registrant’s provider improvement subsidiary, reporting to the chief executive officer of the Registrant, following the completion of the Merger. His employment agreement has an initial one year term, which automatically renews for additional one-year periods unless earlier terminated by the Registrant or Mr. Chaufournier. Mr. Chaufournier’s base salary under the employment agreement is $262,500 per year, and Mr. Chaufournier is eligible for a calendar year bonus if the Registrant’s board of directors determines in its sole reasonable discretion that the earnings before charges for interest, taxes, depreciation and amortization (“EBITDA”) for the Registrant’s provider improvement subsidiary for the year has exceeded $1,000,000, and Mr. Chaufournier remains employed by the Registrant through the end of the calendar year. If both these conditions are met, Mr. Chaufournier’s bonus shall be equal to a percentage of such EBITDA as follows:

•	12% of the EBITDA of the provider improvement subsidiary over $1,000,000 but less than $2,000,000;

•	18% of the EBITDA of the provider improvement subsidiary over $2,000,000 but less than $3,000,000;

•	24% of the EBITDA of the provider improvement subsidiary over $3,000,000 but less than $4,000,000; and

•	30% of the EBITDA of the provider improvement subsidiary over $4,000,000.

In addition, Mr. Chaufournier is eligible to receive options to purchase shares of the Registrant’s common stock under the Registrant’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Registrant’s board of directors.

In the event that Mr. Chaufournier’s employment is terminated by the Registrant “without cause” or by Mr. Chaufournier for “good reason” (each as defined in his employment agreement), subject to Mr. Chaufournier’s entering into and not revoking a separation agreement and release in a form acceptable to the Registrant, Mr. Chaufournier will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of twelve months; (ii) a pro rated portion of any annual bonus that he would have received had he remained employed through the calendar year for which the bonus is calculated; and (iii) if he timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that the Registrant was paying prior to the date of termination for as long as he is receiving severance payments under the employment agreement (or until he is eligible for health care coverage under another employer’s plan, whichever period is shorter).

Christine St. Andre

Under the terms of Ms. St. Andre’s employment agreement, she is to be employed in the capacity of Chief Operating Officer of the Registrant’s provider improvement subsidiary following the completion of the Merger. Her employment agreement has an initial one year term, which automatically renews for additional one-year periods unless earlier terminated by the Registrant or Ms. St. Andre. Ms. St. Andre’s base salary under the employment agreement is $210,000 per year, and Ms. St. Andre will be eligible for a calendar year bonus if the Registrant’s board of directors determines in its sole reasonable discretion that the EBITDA for the provider improvement subsidiary for the year has exceeded $1,000,000, and Ms. St. Andre remains employed by the Registrant through the end of the calendar year. If both these conditions are met, Ms. St. Andre’s bonus shall be equal to a percentage of such EBITDA as follows:

•	8% of the EBITDA of the provider improvement subsidiary over $1,000,000 but less than $2,000,000;

•	12% of the EBITDA of the provider improvement subsidiary over $2,000,000 but less than $3,000,000;

•	16% of the EBITDA of the provider improvement subsidiary over $3,000,000 but less than $4,000,000; and

267252 v5/RE

•	20% of the EBITDA of the provider improvement subsidiary over $4,000,000.

In addition, Ms. St. Andre is eligible to receive options to purchase shares of the Registrant’s common stock under the Registrant’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Registrant’s board of directors.

In the event that Ms. St. Andre’s employment is terminated by the Registrant “without cause” or by Ms. St. Andre for “good reason” (each as defined in her employment agreement), subject to Ms. St. Andre’s entering into and not revoking a separation agreement and release in a form acceptable to the Registrant, Ms. St. Andre will be entitled to receive: (i) severance payments equal to her then applicable base salary for a period of twelve months; (ii) a pro rated portion of any annual bonus that she would have received had she remained employed through the calendar year for which the bonus is calculated; and (iii) if she timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that the Registrant was paying prior to the date of termination for as long as she is receiving severance payments under the employment agreement (or until she is eligible for health care coverage under another employer’s plan, whichever period is shorter).

Kent Tapper

Under the terms of Mr. Tapper’s employment agreement, he is to be employed in the capacity of Vice President of Finance, Sarbanes-Oxley and SEC Compliance, reporting to the chief financial officer of the Registrant, following the completion of the Merger. His employment agreement has an initial one year term, which automatically renews for additional one-year periods unless earlier terminated by the Registrant or Mr. Tapper. Mr. Tapper’s base salary under the employment agreement is $175,000 per year, and Mr. Tapper is eligible for any other bonus payments as may be awarded by the Registrant’s board of directors. In addition, Mr. Tapper is eligible to receive options to purchase shares of the Registrant’s common stock under the Registrant’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Registrant’s board of directors. Mr. Tapper will relocate to the Coral Springs, Florida area by the end of July 2006, and the Registrant has agreed to pay travel and commuting expenses until such relocation is complete and up to $30,000 in relocation costs plus amounts associated with income taxes thereon. In the event that Mr. Tapper terminates his employment with the Registrant within one year after his relocation to Florida, Mr. Tapper will be required to repay a prorated portion of such relocation costs.

In the event that Mr. Tapper’s employment is terminated by the Registrant “without cause” or by Mr. Tapper for “good reason” (each as defined in his employment agreement), subject to Mr. Tapper’s entering into and not revoking a separation agreement and release in a form acceptable to the Registrant, Mr. Tapper will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of six months; (ii) a pro rated portion of any annual bonus that he would have received had he remained employed through the calendar year for which the bonus is calculated; and (iii) if he timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that the Registrant was paying prior to the date of termination for as long as he is receiving severance payments under the employment agreement (or until he is eligible for health care coverage under another employer’s plan, whichever period is shorter).

Stockholders Agreement

As described in Item 5.01 of this Form 8-K, at the closing of the Merger, the Registrant and certain of its stockholders entered into a Stockholders Agreement, which is attached as Exhibit 10.89 hereto and incorporated by reference herein.

Lock-Up Agreements

As a condition to the closing of the Merger, the Registrant was required to enter into “lockup” agreements with the largest stockholders of the Registrant and the largest stockholders of CCS Consolidated who received shares of the Registrant’s common stock at the closing of the Merger. Lockup agreements were signed and delivered by stockholders of the Registrant holding approximately 75% of the issued and outstanding shares of the Registrant’s common stock as of the closing of the Merger. Each stockholder signing a lockup agreement agreed not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any securities of the Registrant held by such stockholder for a period of eighteen (18) months following the closing of the Merger, or until July 25, 2007, subject to certain limited exceptions. After the expiration of this 18-month period ending on July 25, 2007, and during each 3-month period thereafter until June 30, 2008, each stockholder may sell a number of securities of the Registrant equal to the greater of

•	1% of the number of shares of the Registrant’s common stock outstanding as of the date of determination; or

267252 v5/RE

•

the average weekly reported volume of trading of the Registrant’s common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of determination.

                After June 30, 2008, all securities of the Registrant held by such stockholders shall no longer be subject to the lockup agreements.

In addition, in the event that after July 25, 2007, there is either a change of control transaction involving the Registrant, or a primary offering of shares of the Registrant’s common stock (or securities convertible into shares of the Registrant’s common stock for no additional consideration) constituting at least 25% of the shares of the Registrant’s common stock then outstanding, then in each such case all securities of the Registrant held by such stockholders will no longer be subject to the restrictions contained in the lockup agreement.

With respect to the lockup agreements signed by Roger Chaufournier, Christine St. Andre and Kent Tapper, each of whom were executive officers of the Registrant immediately prior to the closing of the Merger, in the event that any of such individuals ceases to be an employee of the Registrant or any of its affiliates, for any reason or no reason, then the securities of the Registrant held by such individuals will be released from the restrictions contained in their lockup agreements thirty (30) days after the date the employment relationship ends, unless earlier released as described above.

The form of lockup agreement is attached as Exhibit 10.99 hereto and incorporated by reference herein, and the form of lockup agreement signed by Mr. Chaufournier, Ms. St. Andre and Mr. Tapper is attached as Exhibit 10.100 hereto and incorporated by reference herein.

Line of Credit with Comerica Bank

The information in Item 2.03 relating to the agreement between the Registrant’s wholly-owned subsidiary CCS Consolidated and Comerica Bank is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Merger with CCS Consolidated

On January 25, 2006, pursuant to the Merger Agreement, CCS Consolidated became a wholly-owned subsidiary of the Registrant. The Merger Agreement and the Merger were approved by the stockholders of CCS Consolidated at a meeting held on December 13, 2005. In the Merger, each share of CCS Consolidated Series AA Preferred Stock outstanding at the effective time of the Merger was converted into the right to receive approximately 3.15 shares of the Registrant’s common stock plus additional shares for accrued dividends on each such share of CCS Consolidated Series AA Preferred Stock, each share of CCS Consolidated Series C Preferred Stock outstanding at the effective time of the Merger was converted into the right to receive approximately 5.23 shares of the Registrant’s common stock, and each share of CCS Consolidated common stock outstanding at the effective time of the Merger was converted into the right to receive approximately 1.26 shares of the Registrant’s common stock. In addition, the Registrant assumed all outstanding options to purchase CCS Consolidated common stock issued under CCS Consolidated’s 2005 Equity Incentive Plan at the effective time of the Merger, and each such option is now exercisable for a number of shares of the Registrant’s common stock, and at an exercise price, adjusted to reflect the exchange ratio applicable to the CCS Consolidated common stock. As a result, the CCS Consolidated stockholders collectively received 43,224,352 shares of the Registrant’s common stock. Of the 43,224,352 shares of the Registrant’s common stock issued to former CCS Consolidated stockholders at the closing of the Merger, 3,668,937 shares were issued into escrow, to be released to the former CCS Consolidated stockholders upon the occurrence of certain events. If all of the assumed stock options are exercised in the future, the Registrant will issue an additional 1,399,290 shares of its common stock. The shares of the Registrant’s common stock and stock options to purchase shares of the Registrant’s common stock in the aggregate equaled approximately 63% of the fully diluted shares of the combined company immediately following consummation of the Merger. The valuation of the Registrant’s common stock issued in the Merger was determined using the average closing price of the Registrant’s common stock on the OTC Bulletin Board for the ten business days preceding the third business day prior to the closing of the Merger.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, as amended, which was filed as an exhibit to the Forms 8-K filed on September 23, 2005, November 29, 2005 and December 23, 2005 and is incorporated herein by reference.

267252 v5/RE

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the effectiveness of the Merger, the Registrant, through its wholly-owned subsidiary CCS Consolidated, assumed a revolving line of credit with Comerica Bank (“Comerica”). CCS Consolidated is a party to a Loan and Security Agreement dated October 9, 2002 as amended on October 28, 2003, November 17, 2004 and January 25, 2006 (as so amended, the “Loan and Security Agreement”). The January 25, 2006 amendment became effective as of the closing of the Merger. The terms of the Loan and Security Agreement provide for a revolving line of credit of up to $8.0 million secured by a security interest in CCS Consolidated’s assets, other than intellectual property. The full amount of the line of credit is currently outstanding. The outstanding balances under the line of credit bear interest on a monthly basis at an interest rate equal to Comerica’s prime rate plus one percent (1.00%). As a result of the January 25, 2006 amendment to the Loan and Security Agreement, the maturity date of the line of credit was extended until June 30, 2007.

In connection with the Merger, each of the Registrant and its wholly-owned subsidiary CBCA Care Management, Inc. was required to deliver to Comerica an unconditional guaranty of CCS Consolidated’s obligations under the Loan and Security Agreement. The satisfaction of the obligations of CCS Consolidated under the Loan and Security Agreement are also guaranteed by subsidiaries of CCS Consolidated which became indirect subsidiaries of the Registrant as a result of the Merger. The satisfaction of the obligations of CCS Consolidated under the Loan and Security Agreement are also guaranteed by certain of the former stockholders of CCS Consolidated who became stockholders of the Registrant upon the closing of the Merger. In exchange for deliveries guaranties to Comerica to satisfy the obligations of CCS Consolidated, these former stockholders of CCS Consolidated were issued warrants to purchase shares of capital stock of CCS Consolidated, which vested over time based on the outstanding balances under the Loan and Security Agreement. As part of the Merger, the unvested portion of these warrants were terminated and replaced by the Registrant with warrants to purchase shares of the Registrant’s common stock (the “Replacement Warrants”). Each of the Replacement Warrants has an exercise price of $0.003172 per share of the Registrant’s common stock. These Replacement Warrants vest through November 17, 2006 based on the outstanding balances under the Loan and Security Agreement. If the Replacement Warrants fully vest and are exercised in full for a cash payment of the aggregate exercise price, the Registrant will issue 3,152,141 shares of its common stock to the holders of the Replacement Warrants. These 3,152,141 shares are part of the 3,668,937 shares of the Registrant’s common stock issued into escrow at the closing of the Merger. To the extent that the Replacement Warrants do not vest or are not exercised in full, the shares of the Registrant’s common stock underlying the Replacement Warrants will be released from escrow to all stockholders of CCS Consolidated at the effective time of the Merger in accordance with the Merger Agreement.

The Loan and Security Agreement contains representations and warranties and affirmative and negative covenants that are customary for credit facilities of this type. The Loan and Security Agreement could restrict CCS Consolidated’s ability to, among other things, sell certain assets, change its business, engage in a merger or change in control transaction, incur debt, pay cash dividends, make investments and encumber its assets. The Loan and Security Agreement also contains events of default that are customary for credit facilities of this type, including payment defaults, covenant defaults, insolvency type defaults and events of default relating to liens, judgments, material misrepresentations and the occurrence of certain material adverse events.

All disclosures set forth in this Form 8-K are qualified by and subject to the terms of the Loan and Security Agreement, which will be filed as an exhibit to the Registrant’s annual report on Form 10-KSB.

Item 3.02 Unregistered Sales of Equity Securities.

Conversion of Preferred Stock

In connection with the Merger, on January 25, 2006, the holders of the Registrant’s Series C Preferred Stock and Series D Preferred Stock elected to convert all shares of such preferred stock into shares of the Registrant’s common stock on a one-for-one basis. As a result, the Registrant issued 9,327,720 shares of its common stock to such holders. These shares were issued without registration under the Securities Act of 1933, as amended, in reliance upon Section 3(a)(9) of the Securities Act.

Exchange of Options for Warrants

On January 25, 2006, prior to the closing of the Merger, the Registrant issued warrants to each of its directors and certain of its executive officers (each, a “Registrant Option Holder”) to purchase shares of the Registrant’s common stock in exchange for each such Registrant Option Holder’s agreement to terminate all outstanding options to purchase common stock of the Registrant then held by such Registrant Option Holder. The number of warrants issued to each Registrant Option Holder was equal to 75% of the number

267252 v5/RE

of shares underlying all stock options then held by such Registrant Option Holder, and the exercise price of each warrant is $0.95 per share, which is based on a formula tied to the weighted average closing price of the Registrant’s common stock for the 20 trading days prior to the exchange. Each of these warrants is immediately vested. If the warrants are exercised in full, the Registrant will issue 737,500 shares of its common stock. The Registrant has agreed to register the resale of the shares of common stock issuable upon exercise of the warrants issued to the Registrant Option Holders. These warrants were issued without registration under the Securities Act of 1933, as amended, in reliance upon Section 3(a)(9) of the Securities Act.

Merger with CCS Consolidated

The shares of the Registrant’s common stock described in Item 2.01 of this Form 8-K and the Replacement Warrants to purchase shares of the Registrant’s common stock described in Item 2.03 of this Form 8-K were issued without registration under the Securities Act of 1933, as amended, in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. The options to purchase shares of the Registrant’s common stock granted to certain employees of CCS Consolidated who became executive officers of the Registrant upon the closing of the Merger as replacements for their options to purchase capital stock of CCS Consolidated were issued without registration under the Securities Act of 1933, as amended, in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Item 4.01 Change in Registrant’s Certifying Accountant

Change in Auditor by Virtue of Reverse Acquisition

Because the Merger with CCS Consolidated is treated as a “reverse merger” for accounting purposes, and as such the financial statements of the accounting acquirer, CCS Consolidated, will become the financial statements of the Registrant as the legal acquirer, and because the independent registered public accounting firm that audited CCS Consolidated’s financial statements, Ernst & Young LLP (“Ernst & Young”), is different from the independent registered public accounting firm that has been auditing the Registrant’s financial statements, McGladrey & Pullen, LLP (“McGladrey”), the rules and regulations of the Securities and Exchange Commission (the “Commission”) provide that there has been a change in the Registrant’s independent registered public accounting firm.

The report issued by McGladrey in connection with the audit of the Registrant for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles. There have been no disagreements with McGladrey on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of McGladrey would have caused McGladrey to make a reference to the subject matter of such disagreement in connection with its audited report or interim financial statements for the periods ended September 30, 2005.

Pursuant to Item 304(a)(3) of Regulation S-B, the Registrant has requested that McGladrey furnish it with a letter addressed to the Commission stating whether or not McGladrey agrees with the above statements. A copy of such letter, dated January 31, 2006, is filed as Exhibit 16.2 to this Form 8-K.

Subsequent Change in Auditors

On January 31, 2006, the board of directors of CCS Consolidated approved the dismissal of Ernst & Young as the auditor of CCS Consolidated.

The Registrant is currently finalizing the terms of the engagement of the firm it intends to engage as its new independent registered public accounting firm and will file a subsequent report on Form 8-K upon its engagement of such firm.

The reports issued by Ernst & Young in connection with the audits of the financial statements of CCS Consolidated for the years ended March 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the financial statements of CCS Consolidated for each of the two fiscal years ended March 31, 2005, and in the subsequent interim period ended January 31, 2006, there have been no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make a reference to the subject matter of such disagreement in connection with its audit report.

Pursuant to Item 304(a)(3) of Regulation S-B, the Registrant has requested that Ernst & Young furnish it with a letter

267252 v5/RE

addressed to the Commission stating whether or not Ernst & Young agrees with the above statements. A copy of such letter, dated January 31, 2006, is filed as Exhibit 16.1 to this Form 8-K.

Item 5.01 Change in Control of Registrant.

As described in Item 2.01 of this Form 8-K, at the closing of the Merger, the Registrant issued 43,224,352 shares of its common stock to the former stockholders of CCS Consolidated. This represents approximately 64% of the issued and outstanding voting shares of the Registrant upon the closing of the Merger, and a result there has been a change of control of the Registrant. The Merger was approved by CCS Consolidated’s stockholders owning a majority of the outstanding voting capital stock of CCS Consolidated. Under Delaware law, no approval of the Merger by the Registrant’s stockholders was required and such approval was not sought by the Registrant.

In addition, under a Stockholders Agreement entered into at the closing of the Merger, stockholders holding approximately 65% of the outstanding voting shares of the Registrant’s common stock after the consummation of the Merger have agreed to vote their shares in favor of the election of John Pappajohn, a current director of the Registrant, Derace Schaffer, a current director of the Registrant, and three individuals designated by holders of at least a majority of the Registrant’s common stock held by the former stockholders of CCS Consolidated who are parties to the Stockholders Agreement. Upon the appointment of the three designees of the former CCS Consolidated stockholders to the Registrant’s board of directors, such individuals will comprise a majority of the Registrant’s board of directors. As provided by the Stockholders Agreement, two additional directors may be added to the Registrant’s board of directors, which individuals must be unanimously approved by the other five members of the Registrant’s board of directors.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the completion of the Merger, Roger L. Chaufournier, Donald R. Ryan, Edward B. Berger and Robert M. Kaufman resigned as directors of the Company effective January 25, 2006, and Mr. Chaufournier resigned as chief executive officer of the registrant effective January 25, 2006, but as described in Item 1.01 of this Form 8-K, Mr. Chaufournier will serve as president and chief executive officer of the Registrant’s provider improvement subsidiary to be formed. Christine St. Andre is no longer serving as president and chief operating officer of the Registrant as of the effective time of the Merger, but as described in Item 1.01 of this Form 8-K, Ms. St. Andre will serve as chief operating officer of the Registrant’s provider improvement subsidiary to be formed. Kent Tapper is no longer serving as the chief financial officer of the Registrant as of the effective time of the Merger, but as described in Item 1.01 of this Form 8-K, Mr. Tapper will serve as Vice President of Finance, Sarbanes-Oxley and SEC Compliance of the Registrant.

In connection with the completion of the Merger, three individuals who are directors of CCS Consolidated have been appointed by the Registrant’s board of directors to fill three of the vacancies left by the resignations of Messrs. Chaufournier, Ryan, Berger and Kaufman. These individuals will become directors of the Registrant effective as of the date that is 10 days following the filing with the Commission and delivery to the Registrant’s stockholders of the information required pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As described in Item 5.01 of this Form 8-K, certain stockholders of the Registrant have entered into a Stockholders Agreement pursuant to which they have agreed to vote for three directors designated by the former stockholders of CCS Consolidated who are parties to the stockholders agreement.

The names of the directors of CCS Consolidated who will become directors of the Registrant following the Merger, their ages and other information about them are shown below.

Mark Pacala. Mr. Pacala, age 50, has been a director of CCS Consolidated since 2002. He has over 20 years of operational and general management experience in services, technology and healthcare companies. He has been a Managing Director of Essex Woodlands Health Ventures since January 2004 and was a Venture Partner of Essex Woodlands Health Ventures from April 2002 to December 2003. From October 2001 to January 2003, Mr. Pacala was self-employed as a venture capital consultant. He served as Chief Executive Officer of American WholeHealth, Inc., an integrative health network company that combines conventional medicine, alternative medicine, nutrition and wellness, from September 1996 to September 2001. Prior to American WholeHealth, he served as Chief Executive Officer of Forum Group, a public senior housing and healthcare company with revenues in excess of $200 million, which was later sold to Marriott Corporation. From 1989 to 1994, Mr. Pacala was a Senior Vice President and General Manager at The Walt Disney Company, and he served as Director of Corporate Planning and Vice President of Operations at Marriott Corporation from 1984 to 1989. He began his career as a banker in 1977 at Manufacturers Hanover Trust Co. and transitioned to strategic planning in healthcare at Booz, Allen and Hamilton. Mr. Pacala currently serves on the board of directors of Health Grades, Inc., a provider of proprietary healthcare provider ratings and advisory services. He received a B.A. degree from Hamilton College

267252 v5/RE

where he graduated magna cum laude and Phi Beta Kappa, and later received an MBA degree from Harvard Business School, where he graduated with distinction.

Albert S. Waxman, Ph.D. Dr. Waxman, age 65, has been director of CCS Consolidated since 1998. He is a co-founder and senior managing member of Psilos Group Managers, LLC, a venture capital firm specializing in e-health and healthcare services investments since 1998. Prior to co-founding Psilos Group Managers, LLC, Dr. Waxman was, from 1993 to 1998, chairman and chief executive officer of Merit Behavioral Care Corporation, a healthcare company, and its predecessor companies, American Biodyne and Medco Behavioral Care, a subsidiary of Merck & Co., until its acquisition by Magellan Health Services in February 1998. Prior to American Biodyne, Dr. Waxman founded and served as President, Chairman and Chief Executive Officer of Diasonics, Inc. He holds several U.S. and foreign patents for display, imaging and diagnostic technologies and products. Dr. Waxman serves on the board of directors of Orthometrix, Inc. and has been a director of several Psilos portfolio companies, including Comprehensive NeuroScience, HealthEdge, Health Hero Network and Active Health Management. He also serves on the Board of Directors of the New York City Investment Fund, a $100 million venture capital fund formed in 1996 by leading corporations and financial executives. Dr. Waxman received a B.S.E.E. degree from City College of New York and M.A. and Ph.D. degrees from Princeton University. He serves on the Advisor Council of Princeton University’s School of Engineering and Applied Sciences.

Daniel C. Lubin. Mr. Lubin, age 46, has been a director of CCS Consolidated since January 2005. Mr. Lubin also served as a member of the board of directors of CCS Consolidated from 1998 to 2001. Mr. Lubin has been a managing member of Radius Ventures, LLC, a New York City venture capital firm, since 1997. From 1994 to 1997, Mr. Lubin was a director in the Investment Banking Division of Schroder Wertheim & Co., where he shared responsibility for managing the firm’s Health Care Group. In 1991, Mr. Lubin co-founded and was a managing director of KBL Healthcare Inc., a health and life sciences venture capital and investment banking organization, and served as president and chief operating officer of KBL Healthcare Acquisition Corp., a publicly-traded strategic acquisition fund. His prior affiliations include Manufacturers Hanover Trust, and the Center for Strategic and International Studies, where he served as Special Assistant to the Chairman. He was a founder of Cambridge Heart, Inc., a healthcare company engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Mr. Lubin currently serves on the board of directors of BioLok International Inc., and EyeTel Imaging, Inc., each portfolio companies of Radius Ventures, LLC. He also serves on the Board of Trustees for The Haverford School. He earned a BS cum laude in Foreign Service from the Georgetown University School of Foreign Service and an MBA with honors from Harvard Business School.

Dr. Waxman will be the chairman of the board of directors of the Registrant, and John Pappajohn, a continuing director of the Registrant, will be the vice chairman of the board of directors.      The board of directors has not yet made any determinations regarding the board committee assignments of the new directors. Once these committee assignments have been determined, the Registrant will file an amendment to this Form 8-K to provide such information.

The Registrant also named new executive officers in connection with the completion of the Merger. The names of these new executive officers, their ages and their positions are shown below.

Chris E. Paterson, Ph.D. Dr. Paterson, age 45, is President and Chief Executive Officer of the Registrant. Prior to the Merger, he had been President and Chief Executive Officer of CCS Consolidated and a member of its board of directors since January 2005. He joined CCS Consolidated as Executive Vice President in July 2004. From 2002 to 2004, Dr. Paterson served as the President of the Central Region of UnitedHealth Group’s AmeriChoice Corporation, having served as CEO of AmeriChoice health plans in Pennsylvania from 1998 to 2002. From 1990 to 1998, he worked with Merit Behavioral Care Corporation, serving in such positions as Executive Vice President of the Eastern Division and President of Tennessee Behavioral Health. Dr. Paterson has served on the boards of such entities as the City of Philadelphia Department of Health and the American Heart Association Southeastern Pennsylvania Region. Dr. Paterson received his Ph.D. in psychology from Ohio State University, interned at the University of Florida and served on the faculty of the University of Miami early in his career.

Glen A. Spence. Mr. Spence, age 51, is Executive Vice President and Chief Financial Officer of the Registrant. Prior to the Merger, he had served as the Executive Vice President and Chief Financial Officer of CCS Consolidated since March 2003. From 2000 to 2003, Mr. Spence was a partner in the firm of Tatum Partners, which specializes in providing Chief Financial Officers to clients in a variety of industries. Mr. Spence was employed by John Alden Financial Corporation, a publicly-held life and health insurer, from 1981 to 1999 in a variety of finance positions, including serving as the Senior Vice President of Finance and Accounting. Mr. Spence has also functioned as a financial consultant, interim chief financial officer and an educator at CPA continuing education seminars. Mr. Spence started his career in public accounting working for Haskins & Sells, a predecessor of Deloitte and Touche, and later at KPMG. As a seasoned finance executive, Mr. Spence is versed in strategic and operational planning, rapid growth, initial public offerings, leveraged buyouts, mergers and acquisitions, regulatory affairs, underwriting, turnarounds, and SEC reporting. He holds a B.S. degree from Emporia State University, is a member of the American Institute of Certified Public Accountants and the

267252 v5/RE

Florida Institute of Certified Public Accountants, and holds a CPA license in the state of Florida.

Ileana Welte. Ms. Welte, age 49, is Senior Vice President and Chief Marketing Officer of the Registrant. Prior to the Merger, she had been serving as CCS Consolidated’s Senior Vice President and Chief Clinical Officer. Ms. Welte joined CCS Consolidated as the executive director of CareGuide@Home in June 2001 after the acquisition of CareGuide, Inc. by CCS Consolidated. She has extensive experience in the design of programs providing care management services to the elderly and chronically ill. With a background in building sales, business development and technology operations, Ms. Welte has built a clinical organization focused on providing quality health care to the elderly and chronically ill through application of evidence based medicine and innovative technologies. Prior to joining CareGuide@Home full-time, Ms. Welte served as a senior operations and clinical consultant for business development and sales strategies for CareGuide@Home from 2000 to 2001. Before joining CCS Consolidated and CareGuide@Home, Ms. Welte served as vice president of business development for Interval Research, Electric Planet, a Paul Allen company from 1997 to 1999 and Vice President of Sales for Maxis, Inc. from 1992 to 1997. Ms. Welte holds a B.S.N. degree and has post graduate education in Geriatric Care Management.

Ann M. Boughtin. Ms. Boughtin, age 53, is the Registrant’s Executive Vice President and Chief Operating Officer. Prior to the Merger, she had served as CCS Consolidated’s Senior Vice President and Chief Marketing Officer since August 2005. From September 2003 to August, 2005, Ms. Boughtin served as general manager for the TennCare Partners Program, a $450 million service operated by Magellan Health Services for the Tennessee Medicaid program. Previously, she was vice president of business development for Comprehensive Neuroscience, Inc. where she worked from June 2001 to September, 2003, She was vice president of marketing and business development from June 2000 through April 2001 for Centromine, a privately held technology company, providing an ASP enterprise solution for the behavioral health industry. She was vice president of managed care for Psychiatric Solutions, Inc., a company providing behavioral healthcare management services, from July 1998 until June 2000. Ms. Boughtin began her career as assistant executive director of a large, non-profit agency, and went on to spend 15 years in the New York State Office of Mental Health, where she worked as one of the 50 top executives. Ms. Boughtin holds a Master’s in Public Administration (MPA), and an MS and PS in Political Science, all from the State University of New York at Brockport.

Rex Dendinger. Rex Dendinger II, age 53, is the Registrant’s Senior Vice President and Chief Information Officer. Prior to the Merger, he had served as CCS Consolidated’s Senior Vice President and Chief Information Officer since he joined CCS Consolidated in November 2005. Prior to joining CCS Consolidated, from September 2003 to November 2005, Mr. Dendinger served as interim chief executive officer and chief information officer at a number of firms, providing vital expertise to start-up organizations, executive leadership to a regional claims administration firm, and supported merger and acquisition transactions. From July 1998 to September 2003, Mr. Dendinger served as chief information officer of Magellan Health Services, where he was responsible for technology strategy and operations for a $100 million leader in the managed care industry. At Saint Vincent Health System in Pennsylvania from 1996 to 1998, Mr. Dendinger directed a corporate information technology initiative to re-engineer the entire corporate network, accommodating a newly designed infrastructure and software platform. Mr. Dendinger holds a B.S. degree in Computer Science from Lockyear College.

As described in Item 1.01 of this Form 8-K, the Registrant has entered into employment agreements with each of Dr. Paterson and Mr. Spence. In connection with the Merger, options to purchase common stock of CCS Consolidated held by Dr. Paterson, Mr. Spence and Ms. Welte were assumed by the Registrant and have become options to purchase common stock of the Registrant as described in Item 2.01 of this Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Because the Merger with CCS Consolidated is treated as a “reverse merger” for accounting purposes, and as such the financial statements of the accounting acquirer, CCS Consolidated, will become the financial statements of the Registrant as the legal acquirer, the Registrant adopted March 31 as its fiscal year end, which was CCS Consolidated’s fiscal year end.

Item 8.01 Other Events.

Press Release

A copy of the press release dated January 25, 2006, announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Potential Impairment

267252 v5/RE

In accordance with generally accepted accounting principles in the United States, the Registrant will account for the Merger using the purchase method of accounting. For accounting purposes, CCS Consolidated is considered to be the acquiring company, and as a result, the Registrant is required to allocate the total purchase price to the Registrant’s net tangible assets and amortizable and unamortizable intangible assets based on their fair values as of the measurement date (the “Measurement Date”), which was October 31, 2005 (as reduced by the estimated fair value of American CareSource Holdings, Inc., the Registrant’s former subsidiary (“ACS”), which was spun off by the Registrant prior to the closing of the Merger), and to record the excess of the purchase price over those fair values as goodwill. Based on preliminary estimates of the purchase price and the allocation to the various tangible and intangible assets and liabilities, the Registrant believes that it will be required to record a significant and material amount of goodwill as of the closing date of the Merger. However, in accordance with Financial Accounting Standards Board Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), the management of the Registrant is required to periodically evaluate the carrying value of goodwill and other intangible assets that it has acquired through acquisitions. On the Measurement Date, the market value of the Registrant was significantly higher than the market value of the Registrant on the date of the closing of the Merger (at least in part due to the spin-off of ACS), and as a result the Registrant believes that a material impairment charge against this goodwill may be required. Any such impairment would be a non-cash charge and would not result in future cash expenditures by the Registrant. In the event that the Registrant’s board of directors or management conclude that such an impairment charge is required by SFAS 142, the Registrant will file a Form 8-K disclosing the estimate of the amount, or range of amounts, of such impairment.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment on or before April 12, 2006.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment on or before April 12, 2006.

(d) Exhibits

Exhibit
Number	Exhibit Description
2.1 (1)	Agreement and Plan of Merger, dated September 19, 2005, by and among Patient Infosystems, Inc., PATY Acquisition Corp. and CCS Consolidated, Inc.
2.2 (2)	Amendment No. 1 to the Agreement and Plan of Merger, dated November 22, 2005, by and among Patient Infosystems, Inc., PATY Acquisition Corp. and CCS Consolidated, Inc.
2.3 (3)	Amendment No. 2 to the Agreement and Plan of Merger, dated December 23, 2005, by and among Patient Infosystems, Inc., PATY Acquisition Corp. and CCS Consolidated, Inc.
10.89 (*)	Stockholders Agreement, dated as of January 25, 2006, by and among Patient Infosystems, Inc. and certain of its stockholders
10.90 (4)	Employment Agreement, dated September 19, 2005 and effective as of January 25, 2006, by and between Patient Infosystems, Inc. and Chris Paterson
10.91 (5)	Employment Agreement, dated September 19, 2005 and effective as of January 25, 2006, by and between Patient Infosystems, Inc. and Glen Spence
10.92 (6)	Employment Agreement, dated September 19, 2005 and effective as of January 25, 2006, by and between Patient Infosystems, Inc. and Roger Chaufournier
10.93 (7)	Employment Agreement, dated September 19, 2005 and effective as of January 25, 2006, by and between Patient Infosystems, Inc. and Christine St. Andre
10.98	Employment Agreement, dated December 5, 2005 and effective as of January 25, 2006, by and between Patient Infosystems, Inc. and Kent A. Tapper
10.99	Form of Lockup Agreement

267252 v5/RE

10.100	Form of Lockup Agreement signed by Roger Chaufournier, Christine St. Andre and Kent Tapper
16.1	Letter to the Securities and Exchange Commission from Ernst & Young LLP
16.2	Letter to the Securities and Exchange Commission from McGladrey & Pullen, LLP
99.1	Press Release dated January 25, 2006

(1)	Previously filed as Exhibit 10.88 to the Registrant’s Report on Form 8-K filed with the Commission on September 23, 2005, and incorporated by reference herein.
(2)	Previously filed as Exhibit 10.96 to the Registrant’s Report on Form 8-K filed with the Commission on November 29, 2005, and incorporated by reference herein.
(3)	Previously filed as Exhibit 10.97 to the Registrant’s Report on Form 8-K filed with the Commission on December 23, 2005, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.90 to the Registrant’s Report on Form 8-K filed with the Commission on September 23, 2005, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.91 to the Registrant’s Report on Form 8-K filed with the Commission on September 23, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.92 to the Registrant’s Report on Form 8-K filed with the Commission on September 23, 2005, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.93 to the Registrant’s Report on Form 8-K filed with the Commission on September 23, 2005, and incorporated by reference herein.
(*)	Form of this agreement was previously filed as Exhibit 10.89 to the Registrant’s Report on Form 8-K filed with the Commission on September 23, 2005.

267252 v5/RE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2006	PATIENT INFOSYSTEMS, INC. By: /s/ Chris E. Paterson Chris E. Paterson President and Chief Executive Officer

267252 v5/RE

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.1 (1)	Agreement and Plan of Merger, dated September 19, 2005, by and among Patient Infosystems, Inc., PATY Acquisition Corp. and CCS Consolidated, Inc.
2.2 (2)	Amendment No. 1 to the Agreement and Plan of Merger, dated November 22, 2005, by and among Patient Infosystems, Inc., PATY Acquisition Corp. and CCS Consolidated, Inc.
2.3 (3)	Amendment No. 2 to the Agreement and Plan of Merger, dated December 23, 2005, by and among Patient Infosystems, Inc., PATY Acquisition Corp. and CCS Consolidated, Inc.
10.89 (*)	Stockholders Agreement, dated as of January 25, 2006, by and among Patient Infosystems, Inc. and certain of its stockholders
10.90 (4)	Employment Agreement, dated September 19, 2005 and effective as of January 25, 2006, by and between Patient Infosystems, Inc. and Chris Paterson
10.91 (5)	Employment Agreement, dated September 19, 2005 and effective as of January 25, 2006, by and between Patient Infosystems, Inc. and Glen Spence
10.92 (6)	Employment Agreement, dated September 19, 2005 and effective as of January 25, 2006, by and between Patient Infosystems, Inc. and Roger Chaufournier
10.93 (7)	Employment Agreement, dated September 19, 2005 and effective as of January 25, 2006, by and between Patient Infosystems, Inc. and Christine St. Andre
10.98	Employment Agreement, dated December 5, 2005 and effective as of January 25, 2006, by and between Patient Infosystems, Inc. and Kent A. Tapper
10.99	Form of Lockup Agreement
10.100	Form of Lockup Agreement signed by Roger Chaufournier, Christine St. Andre and Kent Tapper
16.1	Letter to the Securities and Exchange Commission from Ernst & Young LLP
16.2	Letter to the Securities and Exchange Commission from McGladrey & Pullen, LLP
99.1	Press Release dated January 25, 2006

(1)	Previously filed as Exhibit 10.88 to the Registrant’s Report on Form 8-K filed with the Commission on September 23, 2005, and incorporated by reference herein.
(2)	Previously filed as Exhibit 10.96 to the Registrant’s Report on Form 8-K filed with the Commission on November 29, 2005, and incorporated by reference herein.
(3)	Previously filed as Exhibit 10.97 to the Registrant’s Report on Form 8-K filed with the Commission on December 23, 2005, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.90 to the Registrant’s Report on Form 8-K filed with the Commission on September 23, 2005, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.91 to the Registrant’s Report on Form 8-K filed with the Commission on September 23, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.92 to the Registrant’s Report on Form 8-K filed with the Commission on September 23, 2005, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.93 to the Registrant’s Report on Form 8-K filed with the Commission on September

267252 v5/RE

23, 2005, and incorporated by reference herein.

(*)	Form of this agreement was previously filed as Exhibit 10.89 to the Registrant’s Report on Form 8-K filed with the Commission on September 23, 2005.

267252 v5/RE